Exhibit 99.1

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma condensed financial information reflects the historical financial statements of SandRidge Energy, Inc. (“SandRidge”) adjusted on a pro forma basis to give effect to the sale of certain oil and natural gas properties in the Permian Basin in west Texas (the “Permian Properties”) to Sheridan Holding Company II, LLC (“Sheridan”) and the use of a portion of the sale proceeds to fund the March 2013 redemption of SandRidge's 9.875% Senior Notes due 2016 and 8.0% Senior Notes due 2018, herein referred to as the Senior Notes Redemption. SandRidge's historical results have also been adjusted to give effect to (i) its acquisition of oil and natural gas properties from Hunt Oil Company, Hunt Chieftain Development, L.P., and Hunt Oil Company of Louisiana, Inc. (collectively, “Hunt”), (ii) the acquisition of Dynamic Offshore Resources, LLC (“Dynamic”) by SandRidge and SandRidge's issuance of $750.0 million aggregate principal amount of 8.125% Senior Notes due 2022, herein referred to as the Financing Transaction, to partially fund the acquisition of Dynamic and (iii) the conveyance of royalty interests in certain oil and natural gas properties (the “Mississippian Trust II Royalty Interests”) to SandRidge Mississippian Trust II by SandRidge. These transactions are described further below.

•
Redemption of Senior Notes. On March 28, 2013, SandRidge redeemed all of its outstanding 9.875% Senior Notes due 2016 and 8.0% Senior Notes due 2018, which had a total aggregate principal amount outstanding of $1.1 billion, for a price of 100% of the principal amount, plus a premium as of the redemption date. A portion of the proceeds from the Permian Sale was used to fund the Senior Notes Redemption.

•
Sale of Permian Properties. On February 26, 2013, SandRidge sold its oil and natural gas properties located in the Permian Basin area of west Texas for $2.6 billion, subject to post-closing adjustments, to Sheridan, herein referred to as the Permian Sale. The Permian Properties exclude assets associated with SandRidge Permian Trust.

•
Acquisition of Properties from Hunt. On June 20, 2012, SandRidge acquired oil and natural gas properties from Hunt for approximately $43.3 million, net of purchase price and post-closing adjustments. The properties comprised approximately 184,000 gross (103,000 net) acres in the Gulf of Mexico.

•
SandRidge Mississippian Trust II. On April 23, 2012, SandRidge Mississippian Trust II (the “Mississippian Trust II”), a Delaware statutory trust, completed its initial public offering (“IPO”) of 29,900,000 common units representing beneficial interests in the Mississippian Trust II. Net proceeds to the Mississippian Trust II, after underwriting discounts and commissions, were $590.2 million. Concurrent with the closing, SandRidge conveyed the Mississippian Trust II Royalty Interests in exchange for the net proceeds of the Mississippian Trust II's IPO, which were further reduced by $3.1 million for a structuring fee paid to certain of the underwriters, and 19,825,000 units (7,393,750, common units and 12,431,250, subordinated units) representing approximately 39.9% of the beneficial interest in the Mississippian Trust II. The Mississippian Trust II Royalty Interests are in certain existing wells and wells to be drilled on oil and natural gas properties leased by SandRidge in the Mississippian formation in northern Oklahoma and southern Kansas within an area of mutual interest. SandRidge used the net proceeds from the offering for general corporate purposes, which included the funding of its drilling program.

•
Dynamic Acquisition. On April 17, 2012, SandRidge completed its acquisition of Dynamic for approximately $1.2 billion, comprised of approximately $680.0 million in cash and approximately 74 million shares of SandRidge common stock, referred to herein as the Dynamic Acquisition. Dynamic is an oil and natural gas exploration, development and production company with operations in the Gulf of Mexico.

•
8.125% Senior Notes due 2022. On April 17, 2012, concurrent with the closing of the Dynamic Acquisition, SandRidge issued $750.0 million aggregate principal amount of 8.125% Senior Notes due 2022. Net proceeds from the offering were approximately $730.1 million after deducting offering expenses, and were used primarily to finance the cash portion of the Dynamic Acquisition.

The unaudited pro forma condensed statement of operations for the six months ended June 30, 2013 is based on the unaudited statement of operations of SandRidge for the six months ended June 30, 2013. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 is based on the audited statement of operations of SandRidge for the year ended December 31, 2012, the unaudited statement of revenues and direct operating expenses of the properties acquired from Hunt for the period of January 1, 2012 through June 20, 2012 and the unaudited statement of operations of Dynamic for the period of January 1, 2012 through April 17, 2012. The unaudited pro forma condensed statements of operations include pro forma adjustments to give effect to the Permian Sale, the Senior Notes Redemption, the acquisition of properties from Hunt, the Dynamic Acquisition, the Financing Transaction and the Mississippian Trust II Royalty Interests conveyance, as if each of those transactions occurred on January 1, 2012.

The pro forma adjustments reflecting: (i) SandRidge's sale of the Permian Properties, (ii) the Senior Notes Redemption, (iii) SandRidge's acquisition of properties from Hunt, (iv) the acquisition of Dynamic by SandRidge under the acquisition method of accounting and (v) SandRidge's conveyance of the Mississippian Trust II Royalty Interests to the Mississippian Trust II include the use of estimates and assumptions as described in the related notes. The pro forma adjustments are based on information available to management at the time these unaudited pro forma condensed financial statements were prepared. SandRidge believes the estimates and assumptions used are reasonable and the significant effects of the transactions are properly reflected. However, the estimates and assumptions are subject to change as additional information becomes available. The unaudited pro forma condensed financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other restructuring that could result from the acquisition of properties from Hunt or the Dynamic Acquisition. Additionally, the unaudited pro forma condensed statements of operations exclude the impact of non-recurring expenses SandRidge has incurred or will incur as a result of the Permian Sale, the Senior Notes Redemption, the acquisition of properties from Hunt, the Dynamic Acquisition and the Financing Transaction. Such non-recurring expenses primarily consist of non-capitalizable banking and legal fees, the loss on the Permian Sale, an increase in the valuation allowance related to an increase in the Company's net deferred tax asset as a result of the Permian Sale, the loss on extinguishment of debt, the bargain purchase gain associated with the Dynamic Acquisition and an income tax benefit resulting from a partial release of the valuation allowance on SandRidge's deferred tax asset as a result of the Dynamic Acquisition.

The unaudited pro forma financial information is for informational purposes only and is not intended to represent or to be indicative of the results that actually would have occurred had the transactions described above been completed as of the dates set forth in this unaudited pro forma financial information and should not be taken as indicative of SandRidge's future results of operations. Actual results may differ significantly from that reflected in the unaudited pro forma financial information for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma financial information and actual results. The unaudited pro forma financial information should be read in conjunction with the accompanying footnotes, SandRidge's Quarterly Report on Form 10-Q for the six months ended June 30, 2013 and Annual Report on Form 10-K for the year ended December 31, 2012, as amended, the Mississippian Trust II's Annual Report on Form 10-K for the year ended December 31, 2012, Dynamic's financial statements and related notes for the three months ended March 31, 2012 included in SandRidge's Current Report on Form 8-K filed on May 18, 2012, the unaudited Statement of Revenues and Direct Operating Expenses for the three months ended March 31, 2012 for the properties acquired from Hunt included in SandRidge's Current Report on Form 8-K/A on August 31, 2012, and other information that SandRidge has filed with the Securities and Exchange Commission.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2013

	SandRidge Historical	Permian Sale Pro Forma Adjustments		SandRidge Pro Forma

	(In thousands, except per share amounts)
Revenues
Oil and natural gas	$932,299	$(68,027)	(a)	$864,272
Drilling and services	33,448	—		33,448
Midstream and marketing	28,230	—		28,230
Construction contract	23,253	—		23,253
Other	7,447	—		7,447
Total revenues	1,024,677	(68,027)		956,650
Expenses
Production	249,312	(14,370)	(a)	234,942
Production taxes	16,003	(3,084)	(a)	12,919
Cost of sales	31,665	—		31,665
Midstream and marketing	26,730	—		26,730
Construction contract	23,253	—		23,253
Depreciation and depletion — oil and natural gas	296,429	(26,583)	(b)	269,846
Depreciation and amortization — other	31,358	—		31,358
Accretion of asset retirement obligations	19,579	(184)	(c)	19,395
Impairment	15,643	—	(d)	15,643
General and administrative	252,705	(504)	(e)	252,201
Gain on derivative contracts	(62,757)	—		(62,757)
Loss (gain) on sale of assets	397,825	(399,086)	(f)	(1,261)
Total expenses	1,297,745	(443,811)		853,934
(Loss) income from operations	(273,068)	375,784		102,716
Other income (expense)
Interest expense	(147,069)	24,540	(g)	(122,529)
Loss on extinguishment of debt	(82,005)	82,005	(g)	—
Other income, net	505	—		505
Total other expense	(228,569)	106,545		(122,024)
Loss before income taxes	(501,637)	482,329		(19,308)
Income tax expense	4,937	(4,359)	(h)	578
Net loss	(506,574)	486,688		(19,886)
Less: net (loss) income attributable to noncontrolling interest	(6,798)	71,740	(f)	64,942
Net loss attributable to SandRidge Energy, Inc.	(499,776)	414,948		(84,828)
Preferred stock dividends	27,763	—		27,763
Loss applicable to SandRidge Energy, Inc. common stockholders	$(527,539)	$414,948		$(112,591)
Loss per share
Basic	$(1.10)			$(0.24)
Diluted	$(1.10)			$(0.24)
Weighted average number of SandRidge Energy, Inc. common shares outstanding
Basic	478,494			478,494
Diluted	478,494			478,494
The accompanying notes are an integral part of this unaudited pro forma financial information.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012

	SandRidge Historical	Dynamic Historical	Dynamic Acquisition Pro Forma Adjustments		SandRidge as Adjusted for Dynamic Acquisition	Properties Acquired from Hunt Historical (u)	Properties Acquired from Hunt Pro Forma Adjustments		SandRidge Mississippian Trust II Pro Forma Adjustments		Permian Sale Pro Forma Adjustments		SandRidge Pro Forma Combined

	(In thousands, except per share amounts)
Revenues
Oil and natural gas	$1,759,282	$173,588	$1,229	(i)	$1,934,099	$28,232	$—		$—		$(566,075)	(a)	$1,396,256
Drilling and services	116,633	—	—		116,633	—	—		—		—		116,633
Midstream and marketing	40,486	—	—		40,486	—	—		—		—		40,486
Century Plant construction	796,323	—	—		796,323	—	—		—		—		796,323
Other	18,241	3,117	—		21,358	—	—		—		—		21,358
Total revenues	2,730,965	176,705	1,229		2,908,899	28,232	—		—		(566,075)		2,371,056
Expenses
Production	477,154	48,721	17,697	(j)	543,572	11,519	—		—		(103,915)	(a)	451,176
Production taxes	47,210	—	752	(j)	47,962	462	—		—		(26,423)	(a)	22,001
Drilling and services	68,227	—	—		68,227	—	—		—		—		68,227
Midstream and marketing	39,669	—	—		39,669	—	—		—		—		39,669
Century Plant construction costs	796,323	—	—		796,323	—	—		—		—		796,323
Exploration	—	2,864	(2,864)	(k)	—	—	—		—		—		—
Depreciation and depletion — oil and natural gas	568,029	55,177	(36,984)	(b)
			(177)	(l)	586,045	—	10,303	(b)	—		(161,136)	(b)	435,212
Depreciation and amortization — other	60,805	—	—		60,805	—	—		—		—		60,805
Accretion of asset retirement obligations	28,996	—	5,360	(j)
			1,853	(m)	36,209	—	1,937	(v)	—		(1,320)	(c)	36,826
Impairment	316,004	—	—		316,004	—	—		—		—		316,004
General and administrative	241,682	9,989	(3,250)	(n)
			(12,990)	(e)	235,431	—	(174)	(e)	250	(w)	—		235,507
Gain on derivative contracts	(241,419)	—	28,922	(j)	(212,497)	—	—		—		—		(212,497)
Loss on sale of assets	3,089	—	—		3,089	—	—		—		—		3,089
Other	—	25,116	(23,809)	(j)
			(1,307)	(o)	—	—	—		—		—		—
Total expenses	2,405,769	141,867	(26,797)		2,520,839	11,981	12,066		250		(292,794)		2,252,342
Income from operations	325,196	34,838	28,026		388,060	16,251	(12,066)		(250)		(273,281)		118,714
Other income (expense)
Interest expense	(303,349)	(6,633)	6,633	(p)
			(18,112)	(p)
			(547)	(p)
			10,875	(q)	(311,133)	—	—		—		100,907	(g)	(210,226)
Bargain purchase gain	122,696	—	(122,696)	(r)	—	—	—		—		—		—
Loss on derivative contracts	—	(28,922)	28,922	(j)	—	—	—		—		—		—

Loss on extinguishment of debt	(3,075)	—	—		(3,075)	—	—	—		—		(3,075)
Other income (expense), net	4,741	(3,387)	—		1,354	—	—	—		—		1,354
Total other expense	(178,987)	(38,942)	(94,925)		(312,854)	—	—	—		100,907		(211,947)
Income (loss) before income taxes	146,209	(4,104)	(66,899)		75,206	16,251	(12,066)	(250)		(172,374)		(93,233)
Income tax benefit	(100,362)	(923)	101,211	(s)	(74)	—	—	—		—	(h)	(74)
Net income (loss)	246,571	(3,181)	(168,110)		75,280	16,251	(12,066)	(250)		(172,374)		(93,159)
Less: net income attributable to noncontrolling interest	105,000	—	—		105,000	—	—	11,923	(x)	—		116,923
Net income (loss)attributable to SandRidge Energy, Inc.	141,571	(3,181)	(168,110)		(29,720)	16,251	(12,066)	(12,173)		(172,374)		(210,082)
Preferred stock dividends	55,525	—	—		55,525	—	—	—		—		55,525
Income available (loss applicable) to SandRidge Energy, Inc. common stockholders	$86,046	$(3,181)	$(168,110)		$(85,245)	$16,251	$(12,066)	$(12,173)		$(172,374)		$(265,607)
Earnings (loss) per share
Basic	$0.19				$(0.18)							$(0.56)
Diluted	$0.19				$(0.18)							$(0.56)
Weighted average number of SandRidge Energy, Inc. common shares outstanding
Basic	453,595		21,623	(t)	475,218							475,218
Diluted	456,015		19,203	(t)	475,218							475,218
The accompanying notes are an integral part of this unaudited pro forma financial information.

SANDRIDGE ENERGY, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

Note 1.	Basis of Presentation

On February 26, 2013, SandRidge Energy, Inc. (“SandRidge”) sold its oil and natural gas properties located in the Permian Basin area of west Texas (the “Permian Properties”) for $2.6 billion, subject to post-closing adjustments, to Sheridan Holding Company II, LLC, herein referred to as the Permian Sale. The Permian Properties exclude assets associated with SandRidge Permian Trust.

On March 28, 2013, SandRidge redeemed all of its outstanding 9.875% Senior Notes due 2016 and 8.0% Senior Notes due 2018, herein referred to as the Senior Notes Redemption, which had a total aggregate principal amount outstanding of $1.1 billion. These senior notes were redeemed for a price of 100% of the principal amount, plus a premium as of the redemption date. A portion of the proceeds from the Permian Sale was used to fund the Senior Notes Redemption.

On June 20, 2012, SandRidge acquired oil and natural gas properties from Hunt Oil Company, Hunt Chieftain Development, L.P., and Hunt Oil Company of Louisiana, Inc. (collectively, “Hunt”) for approximately $43.3 million, net of purchase price and post-closing adjustments. The properties comprised approximately 184,000 gross (103,000 net) acres in the Gulf of Mexico.

On April 23, 2012, SandRidge Mississippian Trust II (the “Mississippian Trust II”), a Delaware statutory trust, completed its initial public offering (“IPO”) of 29,900,000 common units representing beneficial interests in the Mississippian Trust II. Net proceeds to the Mississippian Trust II, after underwriting discounts and commissions, were $590.2 million. Concurrent with the closing, SandRidge conveyed certain royalty interests to the Mississippian Trust II in exchange for the net proceeds of the Mississippian Trust II's IPO, which were further reduced by $3.1 million for a structuring fee paid to certain of the underwriters, and 19,825,000 units (7,393,750 common units and 12,431,250 subordinated units) representing approximately 39.9% of the beneficial interest in the Mississippian Trust II. The royalty interests conveyed to the Mississippian Trust II are in certain existing wells and wells to be drilled on oil and natural gas properties leased by SandRidge in the Mississippian formation in northern Oklahoma and southern Kansas within an area of mutual interest (the “Mississippian Trust II Royalty Interests”).

On April 17, 2012, SandRidge completed its acquisition of Dynamic Offshore Resources, LLC ("Dynamic") for approximately $1.2 billion, comprised of approximately $680.0 million in cash and approximately 74 million shares of SandRidge common stock, referred to herein as the Dynamic Acquisition. Dynamic is an oil and natural gas exploration, development and production company with operations in the Gulf of Mexico.

SandRidge secured $725.0 million in committed financing (the “Bridge Loan”) from Bank of America, N.A., SunTrust Bank and The Royal Bank of Scotland plc that was available for SandRidge's use to fund the cash portion of the Dynamic purchase price. SandRidge incurred a $10.9 million fee to secure the Bridge Loan. Rather than using the Bridge Loan, however, SandRidge issued $750.0 million of 8.125% Senior Notes due 2022 (the “8.125% Senior Notes”) on April 17, 2012 to primarily fund the cash portion of the Dynamic purchase price. The pro forma effects of the 8.125% Senior Notes, herein referred to as the Financing Transaction, have been reflected in the pro forma adjustments.

The unaudited pro forma condensed statement of operations for the six months ended June 30, 2013 is based on the unaudited statement of operations of SandRidge for the six months ended June 30, 2013. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 is based on the audited statement of operations of SandRidge for the year ended December 31, 2012, the unaudited statement of revenues and direct operating expenses of the properties acquired from Hunt for the period of January 1, 2012 through June 20, 2012 and the unaudited statement of operations of Dynamic for the period of January 1, 2012 through April 17, 2012. The unaudited pro forma condensed statements of operations include pro forma adjustments to give effect to the Permian Sale, the Senior Notes Redemption, the acquisition of properties from Hunt, the Dynamic Acquisition, the Financing Transaction and the Mississippian Trust II Royalty Interests conveyance, as if each of those transactions occurred on January 1, 2012. The unaudited pro forma condensed statements of operations exclude the impact of non-recurring expenses SandRidge has incurred or will incur as a result of the Permian Sale, the Senior Notes Redemption, the acquisition of properties from Hunt, the Dynamic Acquisition and the Financing Transaction. Such non-recurring expenses primarily consist of banking and legal fees, the loss on the Permian Sale, an increase in the valuation allowance related to an increase in the Company's net deferred tax asset as a result of the Permian Sale, the loss on extinguishment of debt, the bargain purchase gain associated with the Dynamic Acquisition and an income tax benefit resulting from a partial release of the valuation allowance on SandRidge's deferred tax asset as a result of the Dynamic Acquisition.

SandRidge believes that the estimates and assumptions used in the preparation of these unaudited pro forma financial statements provide a reasonable basis for presenting the effects directly attributable to the transactions described above. The unaudited pro forma financial information should be read in conjunction with the accompanying footnotes, SandRidge's Quarterly Report on Form 10-Q for the six months ended June 30, 2013 and Annual Report on Form 10-K for the year ended December 31, 2012, as amended, the Mississippian Trust II's Annual Report on Form 10-K for the year ended December 31, 2012, Dynamic's financial statements and related notes for the three months ended March 31, 2012 included in SandRidge's Current Report on Form 8-K filed on May 18, 2012, the unaudited Statement of Revenues and Direct Operating Expenses for the three months ended March 31, 2012 for the properties acquired from Hunt included in SandRidge's Current Report on Form 8-K/A filed on August 31, 2012, and other information that SandRidge has filed with the Securities and Exchange Commission.

Consolidation of the Trust by SandRidge. In accordance with Accounting Standards Codification Topic 810, including the guidance in Accounting Standards Update 2009-17, SandRidge consolidates the activities of variable interest entities of which it is the primary beneficiary. SandRidge has determined that it is the primary beneficiary of the Mississippian Trust II and began consolidating the activities of the Mississippian Trust II with its results beginning in April 2012. In consolidation, the royalty trust net income attributable to common units of the royalty trust owned by third parties is reflected as noncontrolling interest. Accordingly, the pro forma impact of the Mississippian Trust II Royalty Interests conveyance primarily is limited to giving effect to noncontrolling interest accounting.

Note 2.    Pro Forma Adjustments - Unaudited Pro Forma Condensed Statements of Operations

The following adjustments were made in the preparation of the unaudited pro forma condensed statements of operations:

(a)
Adjustment to reduce oil and natural gas sales, production expense and production tax expense for amounts attributable to the Permian Properties during the six months ended June 30, 2013 and year ended December 31, 2012.

(b)
Adjustment to depreciation and depletion resulting from the pro forma calculation of the combined entity's depletion expense under the full cost method of accounting for oil and natural gas properties. The pro forma depletion adjustment for the six months ended June 30, 2013, using the pro forma rate through the divestiture date (February 26, 2013), the date of sale and year ended December 31, 2012 for the sale of the Permian Properties utilizes an average depletion rate of $16.64 and $15.32 per Boe, respectively. The pro forma depletion adjustments for the year ended December 31, 2012 reflect depletion using the combined entity's rate through the acquisition date for the acquisition of properties from Hunt (June 20, 2012) and the Dynamic Acquisition (April 17, 2012) or an average depletion rate of $14.33. Under the successful efforts method of accounting, proved property acquisition costs are amortized on a unit-of-production basis over total proved reserves and costs of wells, related equipment and facilities are depreciated over the life of the proved developed reserves that will utilize those capitalized assets on a field-by-field basis. Under the full cost method of accounting, property acquisition costs, costs of wells, related equipment and facilities and future development costs are included in a single full cost pool, which is amortized on a unit-of-production basis over total proved reserves.

(c)
Adjustment to reduce accretion expense for amounts attributable to the asset retirement obligation ("ARO") associated with the Permian Properties during the six months ended June 30, 2013 and year ended December 31, 2012.

(d)
The Company estimates it would have incurred an impairment from full cost ceiling limitations of approximately $102.6 million for the three months ended March 31, 2013. The pro forma adjustment has not been reflected in the pro forma condensed statement of operations for the six months ended June 30, 2013 due to its non-recurring nature.

(e)	Adjustment to eliminate non-recurring acquisition costs included in SandRidge's historical statement of operations for the six months ended June 30, 2013 and the year ended December 31, 2012.

(f)	Adjustment to eliminate the loss on the sale of the Permian Properties, including the portion attributable to noncontrolling interest, due to its non-recurring nature.

(g)
Adjustment to reduce interest expense for amounts attributable to the senior notes redeemed with proceeds from the Permian Sale. Additionally, reflects adjustment to eliminate the loss on extinguishment of debt during the six months ended June 30, 2013 due to its non-recurring nature.

(h)
Adjustment to eliminate the increase in the valuation allowance related to an increase in the Company's net deferred tax asset resulting from the sale of the Permian Properties due to its non-recurring nature for the six months ended June 30, 2013. No adjustment for income tax expense attributable to net revenues generated by the Permian Properties during the six months ended June 30, 2013 and year ended December 31, 2012 has been reflected as the effective tax rate is deemed to be 0% as a result of SandRidge's full valuation allowance on its net deferred tax asset.

(i)	Adjustment to reverse the effect on revenues of natural gas imbalances recorded by Dynamic under the entitlement method. SandRidge uses the sales method of accounting for natural gas imbalances.

(j)	Adjustments to align the presentation of Dynamic's revenues and expenses based on the statement of operations line items and presentation utilized by SandRidge.

(k)
Adjustment to eliminate expense related to unsuccessful exploration costs, geological and geophysical costs and delay rentals attributable to the development of oil and natural gas properties from Dynamic's historical financial statements in accordance with the full cost method of accounting for oil and natural gas properties. SandRidge follows the full cost method of accounting for oil and natural gas properties while Dynamic followed the successful efforts method of accounting for oil and natural gas properties prior to its acquisition by SandRidge. Certain costs that are capitalized under the full cost method are expensed under the successful efforts method. These costs consist primarily of unsuccessful exploration drilling costs, geological and geophysical costs, delay rental on leases, abandonment costs and general and administrative expenses directly related to exploration and development activities.

(l)	Adjustment to eliminate the impairment of oil and natural gas properties recorded by Dynamic under the successful efforts method of accounting.

(m)	Adjustment to Dynamic's accretion expense due to changes in ARO as a result of calculating the obligation based upon SandRidge's credit adjusted risk-free rate.

(n)
Adjustment to capitalize a portion of Dynamic's general and administrative expenses as allowed under the full cost method, using SandRidge's historical capitalization rate of approximately 33% for the period of January 1 through April 17, 2012.

(o)
Adjustment to eliminate the loss on abandonment recorded by Dynamic under the successful efforts method of accounting. Under full cost accounting, any differences between recorded ARO and actual plugging and abandonment costs are recorded as an adjustment to accumulated depletion.

(p)
Adjustment to eliminate historical interest expense on Dynamic's debt, which was repaid at closing, record interest expense on the $750.0 million principal amount of 8.125% Senior Notes and amortize debt issuance costs of $19.9 million related to the 8.125% Senior Notes over the term of the notes. The pro forma adjustments reflect interest expense and amortization of debt issuance costs through April 17, 2012.

(q)	Adjustment to eliminate the non-recurring fee SandRidge incurred to secure the Bridge Loan, which was included in SandRidge's historical statement of operations for the year ended December 31, 2012.

(r)
Adjustment to reverse the bargain purchase gain resulting from the Dynamic Acquisition. The bargain purchase gain is the excess fair value of net assets acquired over consideration paid and was included in SandRidge's historical statement of operations for the year ended December 31, 2012. The bargain purchase gain is considered non-recurring and therefore reversed in the pro forma adjustments for the year ended December 31, 2012.

(s)
Adjustment to reverse Dynamic's income tax benefit. There was no pro forma income tax provision related to the acquisition of Dynamic due to SandRidge's net deferred tax asset position and the corresponding full valuation allowance. A net deferred tax liability resulted from the difference between the estimated fair value and SandRidge's tax basis in the assets acquired and liabilities assumed. The net deferred tax liability also includes the effects of deferred tax assets associated with net operating losses and other tax attributes acquired through the Dynamic Acquisition. This net deferred tax liability was offset with SandRidge's existing net deferred tax asset, resulting in the release of $100.3 million of valuation allowance against SandRidge's existing net deferred tax asset, which is reflected in SandRidge's historical statement of operations for the year ended December 31, 2012. The release of the valuation allowance is considered non-recurring and therefore reversed in the pro forma adjustments for the year ended December 31, 2012.

(t)	Adjustment to weighted average shares outstanding for the issuance of SandRidge common stock in conjunction with the Dynamic Acquisition.

(u)	Adjustment to recognize revenues and direct operating expenses of the properties acquired from Hunt.

(v)	Adjustment to record accretion expense on ARO assumed in the acquisition of oil and natural gas properties from Hunt.

(w)
The Mississippian Trust II's general and administrative expenses are $1.3 million annually and include an annual administrative services fee of $0.3 million payable by the Mississippian Trust II to SandRidge that is eliminated in consolidation. Adjustment for the Mississippian Trust II for the year ended December 31, 2012 is net of amounts attributable to the Mississippian Trust II from April 23, 2012 to December 31, 2012 already reflected in the SandRidge historical results.

(x)
Reflects net income of the Mississippian Trust II attributable to the third-party beneficial ownership of 60.1%. Such amounts were estimated based on pro forma distributable income of the Mississippian Trust II of $27.7 million less depletion of $7.9 million for the period from January 1, 2012 through April 23, 2012.